EXHIBIT 99.1

Spirit Airlines Announces First Quarter 2013 Results:
Adjusted Net Income per Share Increases 36.4%

MIRAMAR, FLORIDA (April 30, 2013) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported first quarter 2013 financial results.

•	Adjusted net income for the first quarter 2013 was $32.8 million, or $0.45 per diluted share[1]. GAAP net income was $30.6 million, or $0.42 per diluted share.

•	For the first quarter 2013, Spirit achieved an operating margin, excluding special items, of 14.4 percent[1]. Operating margin on a GAAP basis was 13.4 percent for the first quarter 2013.

•	Spirit ended the first quarter 2013 with $483.5 million in unrestricted cash.

•	Spirit grew total available seat miles ("ASMs") 20.8 percent as compared to the first quarter 2012.

•
Spirit's return on invested capital (before taxes and excluding special items) for the last twelve months ended March 31, 2013 was 28.0 percent. See "Calculation for Return on Invested Capital" table below for more details.

“We are pleased to report strong first quarter results. Our team continues to do a great job delivering among the best results in the industry while offering our customers low base fares.  Our average base fare per passenger segment in the first quarter 2013 was $79.09.  Spirit is proud to offer extremely low base fares so that, even when adding in optional extras, the total price our customers pay is almost always less than what they would pay on other airlines,” said Ben Baldanza, Spirit's President and Chief Executive Officer.  “We are committed to our low-cost, low-fare strategy and to providing value for our customers and our shareholders.”
Revenue Performance
For the first quarter 2013, Spirit's total operating revenue was $370.4 million, an increase of 22.9 percent, compared to first quarter 2012.

Total revenue per available seat mile (“RASM”) for the first quarter 2013 was 11.85 cents, an increase of 1.7 percent compared to the first quarter 2012 driven by strength in operating yields. The calendar shift of Easter occurring in March this year compared to April in 2012 contributed to the strong first quarter 2013 results.

Passenger flight segment ("PFS") volume grew 17.8 percent year-over-year in the first quarter 2013. Average non-ticket revenue per PFS for the first quarter 2013 increased 5.9 percent year-over-year to $54.75 and average ticket revenue per PFS for the quarter increased 3.2 percent year-over-year to $79.09. The growth in non-ticket revenue per PFS during the first quarter 2013 was primarily driven by the introduction of advance purchase restrictions on bags as well as other various changes in our pricing structure for optional services.

Cost Performance
Total operating expenses in the first quarter 2013 increased 21.4 percent year-over-year to $320.8 million on a capacity increase of 20.8 percent.

Cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”) for the first quarter 2013 was 6.04 cents, up 0.8 percent year-over-year. The increase in Adjusted CASM ex-fuel was primarily driven by depreciation and amortization expense related to amortization of heavy maintenance events. Due to an increased number of severe winter storms during the quarter, the Company experienced a higher number of weather-related flight cancellations compared to the same period last year.  The CASM pressure associated with the resulting decrease in ASMs as well as other weather-related expenses such as higher deicing expense, also contributed to the increase in Adjusted CASM ex-fuel.  The impact of these items was partially offset by efficiency benefits resulting in lower labor expense per ASM, lower distribution expense per ASM, and an increase in average stage length.

Selected Balance Sheet and Cash Flow Items
As of March 31, 2013, Spirit had $483.5 million in unrestricted cash and cash equivalents, no restricted cash, no debt on its balance sheet, and total shareholders' equity of $614.8 million.

During the first quarter 2013, Spirit incurred capital expenditures of $10.6 million, which includes the purchase of a spare engine that was financed under a sale leaseback transaction after it was delivered. The Company paid $15.1 million in pre-delivery deposits ("PDPs") for future deliveries of aircraft, and paid $6.8 million in maintenance reserves, net of reimbursements.

Fleet
In the first quarter 2013, Spirit took delivery of two used A319 aircraft and two new A320 aircraft, ending the quarter with 49 aircraft in its fleet.  Spirit's March A320 aircraft delivery was the carrier's first aircraft to be delivered with sharklets. The Company has five additional new A320 aircraft with sharklets scheduled for delivery in 2013.

First Quarter 2013 and Other Current Highlights

•	Recently added/announced new service between (service start date):

- Dallas/Fort Worth and New Orleans (1/24/13)	- Baltimore/Washington and Las Vegas (4/25/13)
- Houston and Orlando (2/14/13)	- Baltimore/Washington and Myrtle Beach (4/25/13)[2]
- Detroit and Denver (2/14/13)	- Philadelphia and Myrtle Beach (4/25/13)[2]
- Dallas/Fort Worth and Minneapolis/St. Paul (4/4/13)	- Philadelphia and Las Vegas (4/25/13)
- Dallas/Fort Worth and Philadelphia (4/5/13)	- Minneapolis/St. Paul and Denver (4/25/13)[2]
- Houston and Los Angeles (4/25/13)	- Dallas/Fort Worth and Los Cabos, Mexico (6/13/13)
- Dallas/Fort Worth and Oakland/	- Dallas/Fort Worth and Latrobe/Pittsburgh (6/14/13)
San Francisco (4/25/13)	- Houston and Denver (6/13/13)
- Dallas/Fort Worth and Los Angeles (4/25/13)	- Houston and Detroit (6/13/13)
- Dallas/Fort Worth and Cancun, Mexico (4/25/13)

•	Became the Official Airline of the MiaGreen Conference & Expo.

•	Partnered with the AIDS foundation Houston and 24th Annual AIDS Walk Houston 2013.

•
Launched the Spirit Destination Give program, the latest in the airline's many efforts of giving back to the local communities it serves. As part of this program, Spirit presented a $10,000 donation to JDRF's Houston Gulf Coast Chapter to support their research to cure, better treat and prevent type 1 diabetes.

•	Hosted job fairs for new flight attendant jobs in Las Vegas and Dallas/Fort Worth.

•	Maintained its commitment to offer low fares to its valued customers (average ticket revenue per passenger flight segment for the first quarter 2013 was $79.09).

Investors are urged to read carefully the Company's periodic reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, for additional information regarding the Company.

Conference Call/Webcast Details
Spirit will conduct a conference call to discuss these results today, April 30, 2013, at 11:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates more than 200 daily flights to over 50 destinations in the U.S., Latin America and the Caribbean.  Visit Spirit at www.spirit.com.

End Notes
(1) See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.
(2) Seasonal service only.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, announced new service routes and customer savings programs. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2012.
Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
954-447-7920
InvestorRelations@spirit.com

Media Contacts:
Misty Pinson
Director, Corporate Communications
mediarelations@spirit.com
954-628-4827

SPIRIT AIRLINES, INC.
Statement of Operations (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,		Percent
	2013	2012	Change
Operating revenues:
Passenger	$218,897	$180,078	21.6
Non-ticket	151,540	121,417	24.8
Total operating revenue	370,437	301,495	22.9

Operating expenses:
Aircraft fuel	131,666	108,725	21.1
Salaries, wages and benefits	61,497	52,654	16.8
Aircraft rent	41,072	32,873	24.9
Landing fees and other rents	18,056	15,114	19.5
Distribution	15,681	14,201	10.4
Maintenance, materials and repairs	11,780	9,929	18.6
Depreciation and amortization	6,324	2,870	120.3
Other operating	34,499	27,508	25.4
Loss on disposal of assets	170	449	na
Special charges (credits)	23	(72)	na
Total operating expenses	320,768	264,251	21.4

Operating income	49,669	37,244	33.4

Other (income) expense:
Interest expense	9	540	na
Capitalized interest	(9)	(540)	na
Interest income	(116)	(415)	(72.0)
Other expense	101	43	134.9
Total other (income) expense	(15)	(372)	(96.0)
Income before income taxes	49,684	37,616	32.1
Provision for income taxes	19,130	14,197	34.7
Net income	$30,554	$23,419	30.5
Basic earnings per share	$0.42	$0.32	31.3
Diluted earnings per share	$0.42	$0.32	31.3

Weighted average shares, basic	72,486	72,292	—
Weighted average shares, diluted	72,804	72,499	0.4

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Condensed Balance Sheets (1)
(unaudited, in thousands)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$483,484	$416,816
Accounts receivable, net	24,616	22,740
Deferred income taxes	12,874	12,591
Other current assets	84,156	95,210
Total current assets	605,130	547,357

Property and equipment:
Flight equipment	4,289	2,648
Ground and other equipment	45,715	43,580
Less accumulated depreciation	(19,595)	(17,825)
	30,409	28,403
Deposits on flight equipment purchase contracts	109,719	96,692
Aircraft maintenance deposits	137,239	122,379
Deferred heavy maintenance	91,371	80,533
Other long-term assets	45,884	44,520
Total assets	$1,019,752	$919,884

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,527	$24,166
Air traffic liability	175,803	131,414
Other current liabilities	149,933	121,314
Total current liabilities	343,263	276,894

Long-term deferred income taxes	36,031	33,216
Deferred credits and other long-term liabilities	25,659	27,239
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	506,558	504,527
Treasury stock	(1,472)	(1,151)
Retained earnings	109,706	79,152
Total shareholders’ equity	614,799	582,535
Total liabilities and shareholders’ equity	$1,019,752	$919,884

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2013	2012
Net cash provided by operating activities	$85,193	$79,674

Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(15,127)	(409)
Purchase of property and equipment	(10,588)	(7,970)
Net cash used in investing activities	(25,715)	(8,379)

Financing activities:
Proceeds from options exercised	449	213
Proceeds from sale leaseback transactions	6,900	5,627
Excess tax benefits from share-based compensation	162	825
Repurchase of common stock	(321)	(457)
Net cash provided by financing activities	7,190	6,208

Net increase in cash and cash equivalents	66,668	77,503
Cash and cash equivalents at beginning of period	416,816	343,328
Cash and cash equivalents at end of period	$483,484	$420,831

Supplemental disclosures
Cash payments for:
Interest	$9	$12
Taxes	$932	$1,486

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended March 31,
Operating Statistics	2013	2012	Change
Available seat miles (ASMs) (thousands)	3,127,214	2,589,014	20.8%
Revenue passenger miles (RPMs) (thousands)	2,661,491	2,194,350	21.3%
Load factor (%)	85.1	84.8	0.3 pts
Passenger flight segments (thousands)	2,768	2,349	17.8%
Block hours	52,850	44,473	18.8%
Departures	20,761	17,995	15.4%
Operating revenue per ASM (RASM) (cents)	11.85	11.65	1.7%
Average yield (cents)	13.92	13.74	1.3%
Average ticket revenue per passenger flight segment ($)	79.09	76.65	3.2%
Average non-ticket revenue per passenger flight segment ($)	54.75	51.68	5.9%
Total revenue per passenger flight segment ($)	133.84	128.33	4.3%
CASM (cents)	10.26	10.21	0.5%
Adjusted CASM (cents) (1)	10.14	10.18	(0.4)%
Adjusted CASM ex-fuel (cents) (2)	6.04	5.99	0.8%
Fuel gallons consumed (thousands)	38,628	32,730	18.0%
Average economic fuel cost per gallon ($)	3.32	3.31	0.3%
Aircraft at end of period	49	40	22.5%
Average daily aircraft utilization (hours)	12.6	12.8	(1.6)%
Average stage length (miles)	941	912	3.2%
Airports served at end of period	52	50	4.0%

(1)	Excludes unrealized mark-to-market losses and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

(2)
Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2013	2012
Net income, as reported	$30,554	$23,419
Add: Provision for income taxes	19,130	14,197
Income before income taxes, as reported	49,684	37,616

Add: Unrealized mark-to-market losses (1)	3,381	258
Add special items (2):
Loss on disposal of assets	170	449
Special charges (credits)	23	(72)
Income before income taxes, non-GAAP (3)	53,258	38,251
Provision for income taxes (4)	20,506	14,421
Adjusted net income, non-GAAP (3)	$32,752	$23,830

Weighted average shares, basic	72,486	72,292
Weighted average shares, diluted	72,804	72,499

Adjusted net income per share, basic	$0.45	$0.33
Adjusted net income per share, diluted	$0.45	$0.33

(1)	Unrealized mark-to-market losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Special items include loss on disposal of assets and special charges (credits).

(3)	Excludes unrealized mark-to-market losses and special items.

(4)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted CASM ex-fuel to CASM
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except CASM data in cents)	2013	2012
Total operating expenses, as reported	$320,768	$264,251
Less: Unrealized mark-to-market losses	3,381	258
Less special items:
Loss on disposal of assets	170	449
Special charges (credits)	23	(72)
Operating expenses, non-GAAP (1)	317,194	263,616
Less: Economic fuel expense, non-GAAP	128,285	108,467
Operating expenses excluding fuel, non-GAAP (1) (2)	$188,909	$155,149

Available seat miles	3,127,214	2,589,014

CASM (cents)	10.26	10.21
Adjusted CASM (cents) (1)	10.14	10.18
Adjusted CASM ex-fuel (cents) (2)	6.04	5.99

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2013	2012
Operating income, as reported	$49,669	$37,244
Operating margin, GAAP	13.4%	12.4%
Add: Unrealized mark-to-market losses	3,381	258
Add special items:
Loss on disposal of assets	170	449
Special charges (credits)	23	(72)
Operating income, non-GAAP (1)	$53,243	$37,879
Operating margin (1)	14.4%	12.6%

(1)	Excludes unrealized fuel hedge losses and special items as described in the "Reconciliation of Adjusted Net Income to GAAP Net Income" table above.

(2)
Excludes all components of fuel expense, including realized and unrealized fuel hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table above.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period, whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per gallon data)	2013	2012
Fuel Expense
Aircraft fuel, as reported	$131,666	$108,725
Less: Unrealized mark-to-market (gains) and losses	3,381	258
Economic fuel expense, non-GAAP	$128,285	$108,467

Fuel gallons consumed	38,628	32,730

Economic fuel cost per gallon, non-GAAP	$3.32	$3.31

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	March 31, 2013
Operating Income	$186,415
Add: Unrealized mark-to-market and losses (1)	3,169
Add special items:
Special charges (credits) (2)	(8,355)
Loss on disposal of assets	677
Adjustment for Aircraft Rent	151,771
Adjusted Operating Income (3)	$333,677
Tax (38.1%) (4)	127,131
Adjusted Operating Income, after-tax	$206,546
Invested Capital
Total Debt	$—
Book Equity	614,799
Less: Unrestricted Cash	483,484
Add: Capitalized Aircraft Operating Leases (7x Aircraft Rent)	1,062,397
Total Invested Capital	$1,193,712

Return on Invested Capital (ROIC), pre-tax	28.0%
Return on Invested Capital (ROIC), after-tax	17.3%

(1)	Unrealized mark-to-market losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Special charges (credits) include the recognition of a gain on the sale of four carrier slots at Ronald Reagan National Airport.

(3)	Excludes unrealized mark-to-market losses, special charges (credits) as described above, and loss on disposal of assets.

(4)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended March 31, 2013.

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